Exhibit 3.2


                                     BYLAWS
                                       OF
                       CHOICE WASTE SYSTEM HOLDINGS, INC.

                                    ARTICLE I

OFFICES

     Section 1. Registered  Office.
     The Corporation shall have and continuously maintain in the State of Florida a registered office located at 760 SE Port St. Lucie Boulevard, Port St. Lucie, Florida 39484. The corporation may, by resolution of the board, change the location to any other place in Florida.

     Section 2. Offices.
     The corporation may maintain offices at such places, within or without the State of Florida, as the board may, from time to time, establish.

                                   ARTICLE II

MEETINGS OF THE SHAREHOLDERS/MEMBERS

     Section   1.   Place.   All   regular   and   special   meetings   of   the
     shareholders/members shall be held at the registered office.

     Section 2. Notice. Except as otherwise provide by the Act, written notice of time, place and purpose of a meeting shall be given not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, to each shareholder/member of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the shareholder/member at the address which appears on the records of the corporation. Attendance of a person at a meeting of shareholders/members, in person or by proxy, constitutes a waiver of notice of the meeting, except when the shareholder/member attends a meeting for the express purpose of objecting, at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 3. Annual Meeting. An Annual meeting of shareholders/members for the election of the board and for such other business as may come before the meeting shall be held at 760 S.E. Port St. Lucie Boulevard, Port St. Lucie, Florida in January of each year beginning in 2003, notice of which shall be given in the Notice of the Meeting unless such action is taken by written consent as provided in by Florida law. The following order of business shall be observed at all annual meetings and special meetings of shareholders/members:

a)       calling the roll,
b)       reading, correcting and approving the minutes of the previous meeting,
c)       reports of officers,
d)       reports of committees,
e)       election of the board,
f)       unfinished business; and,
g)       new business.

     Section 4. Special Meetings. Upon notice, a special meeting of the shareholders/members may be called by the board or by its officers, or shareholders/members at such time and place and for the transaction of such business as may be designated in the notice of the meeting.

     Section 5. Adjournment. When a meeting is adjourned to another time or place, it is not necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meting. However, if after the adjournment the board shall be given to each shareholder/member of record on the new record date entitled to notice under the provisions of Article II, Section 2 of these Bylaws.

     Section 6. Record Dates. For the purpose of determining the shareholders/members entitled to notice of, or to vote at, a meeting of shareholders/members or an adjournment thereof, or to express consent or to dissent from a proposal without a meeting, the record date shall be a specific date to be fixed in advance by the board.

     For any purpose other than the above, and for the purpose of determining shareholders/members entitled to receive payment of a dividend or allotment of a right, the record date shall be a specific date to be fixed in advance by the board. The above dates shall not be more than 60 days, nor less than 10 days, before the date of the meeting, nor more than 60 days before any other action.

     Section 7. Quorum. A quorum at a meeting is constituted by shares entitled to cast 51% of the votes at a meeting. The withdrawal from a meeting of any shareholder/member, attending in person or by proxy, after the commencement of the meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting. Whether or not a quorum is present, the meeting may be adjourned by a vote of the shares present. When the holders of a class or series of shares are entitled to vote separately on an item of business, this section applies in determining the presence of a quorum of such class or series for transaction of the item of business.

     Section 8. Corporate Action Without Shareholders/Members Meeting. Any action required or permitted to be taken at an annual of special meeting of shareholders/members may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action, without a meeting by less than unanimous written consent, shall be given to shareholders/members who have not consented in writing.

     Section 9. Voting Lists. The officers or agent having charge of the stock transfer books for shares of the corporation shall make and certify a complete list of the shareholders/members entitled to vote at a shareholders/members meeting or any adjournment thereof. The list shall be:
     (a) Arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder/member; (b) produced at the time and place of the meeting; (c) subject to inspection by any shareholder/member during the whole time of the meeting; and, (d) prima facie evidence as to who are the shareholders/members entitled to examine the list or to vote at the meeting. If the above-stated requirements have not been complied with, on demand of a shareholder/member in person or by proxy, who in good faith challenges the existence of sufficient votes to carry any action at the meeting, the meeting shall be adjourned until the requirements are complied with. Failure to comply with the above-stated requirements does not affect the validity of an action taken at the meeting before the making of such a demand.

     Section 10. Voting Rights. On each matter submitted to a vote, each outstanding share is entitled to one vote. A vote may be cast orally, by written ballot, or by a show of hands.

     Section 11. Required Vote. When an action other than the election of the board , is to be taken by vote of the shareholders/members, the holders of shares entitled to vote thereon shall authorize the action by a majority of the votes cast.

     Section 12. Proxies. A shareholder/member entitled to vote at a meeting of shareholders/members or to express consent or dissent without a meeting may authorize other persons to act for him by proxy. A proxy shall be signed by the shareholder/member of his authorized agent or representative. A proxy is not valid after the expiration of three years from its date unless otherwise provided in the proxy. A proxy is revocable at the pleasure of the shareholder/member executing it, except as otherwise provided by Florida statutes. The authority of the holder of a proxy to act is not revoked by the incompetence or death of the shareholder/member who executed the proxy unless, before the authority is exercised, written notice of an adjudication of the incompetence or death is received by the corporate officer responsible for maintaining the list of shareholders/members.

     Section 13. Election of Board. At the first annual meeting of the shareholders/members and at each annual meeting thereafter, the shareholders/members shall elect a board. The board shall be elected by a plurality of the votes cast at an election. A shareholder/member entitled to vote at an election for the board, in person or by proxy, may vote the number of shares owned for as many candidates as there are board members to be elected and for whose election she/he has a right to vote.

                                  ARTICLE III

BOARD

     Section 1. General Powers. Except as otherwise provided by Florida Law or the articles, the business affairs of the corporation shall be managed by its board. The board shall have general management and control of the business and affairs of the corporation and shall exercise all of the powers that may be exercised or performed by the corporation under the statutes of the State of Florida, the Articles of Incorporation or the corporate Bylaws. A board member need not be a shareholder/member of the corporation. Relative to the board qualifications, other than the above, there are none.

     Section 2. Number. The number of members sitting on the board shall be never less than one (1) nor more than five (5).

     Section 3. Term of Office. A board member shall hold office for the term elected and until a successor is elected and qualified, or until the board member resigns or is removed. At the first annual meeting of shareholders/members, the shareholders/members shall elect board members. The board so elected shall hold office until the succeeding annual meeting, at which time the shareholders/members shall again elect board members.]

     Section 4. Resignation. A board member may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or a subsequent time as set forth in the notice of resignation.

     Section 5. Removal. Relative to the removal of board members, a member or the entire board may be removed, with or without cause, by vote of the holders of a majority of the shares entitled to vote at an election of the board.

     Section 6. Vacancies. The right to fill vacancies is reserved exclusively to the board. A vacancy may be filled by the affirmative vote of a majority of the remaining board members though less than a quorum or the board can leave the position unfilled, until the next annual meeting of shareholders/members, at which time a majority vote will fill it.

     Section 7. Regular Meetings. A regular meeting of the board may be held either within or without the State of Florida. A regular meeting may be hold without notice. Regular meetings of the board shall be held whenever the board deems necessary. The business to be transacted at, and the purpose of, a regular meeting need not be specified in the notice or waiver of notice of the meeting. The first meeting of each newly elected board shall be held without notice immediately after, and at the same place as, the annual meeting of the shareholders/members for the purpose of the organization of the board, the election of officers, and the transaction of such other business as may properly come before the meeting.

     Section 8. Special Meetings. Special meetings of the board may be called by the president or chairperson of the board, or shall be called by the secretary on the written request of two board members. Such meetings may be hold either within or without the State of Florida. A special meeting shall be held only when notice of the time and place thereof is mailed to each board member, at the address which appears on the records of the corporation, at least two days before the day on which the meeting is to be held, or sent to such place by telegraph, radio or cable, or telephoned or delivered personally, not later than the day before the day on which the meeting is to be held. The business to be transacted at, and the purpose of, a special meeting must be specified in the notice or waiver of notice of the meeting.

     Section 9. Attendance Constituting Waiver of Notice. At both regular and special meetings, attendance of a board member at a meeting constitutes a waiver of notice of the meeting, except where a board member attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 10. Meeting by Conference Telephone. A member of the board or of a committee designated by the board may participate in a meeting by a means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting conducted in this fashion constitutes presence in person at the meeting.

     Section 11. Quorum. A quorum at a meeting for the transaction of business is constituted by a majority of the members of the board then in office, or of the members of a committee thereof.

     Section 12. Required Vote. Amendment of the Bylaws by the board requires the vote of not less than a majority of the members of the board then in office. For all other purposes, unless the vote of a larger number is required by the Act, the vote of the majority of the members present at a meeting at which a quorum is present constitutes the action of the board or of the committee. At all meetings of the board, each board member present shall have only one vote, irrespective of the number of shares of stock, if any that board member holds.

     Section 13. Adjournment. In the absence of a quorum, a majority of the board members present at the time and place of any meeting may adjourn such meeting from time to time until a quorum is present.

     Section 14. Consent of the Board Members without Board Meeting. Action required or permitted to be taken pursuant to authorization voted at a meeting of the board or a committee thereof, may be taken without a meeting if, before or after the action, all members of the board or of the committee consent in writing. The written consents shall be filed with the minutes of the proceedings of the board or committee. The consent has the same effect for all purposes as a vote of the board or committee.

     Section 15. Chairperson. At all meetings of the board, the chairperson of the board shall preside. If there is not a chairperson, or if the chairperson is absent, then the president shall preside. If the president is absent, then a chairperson, chosen by the board members, shall preside.

     Section 16. Compensation. Board members shall not receive, as such, any salary from the corporation, but the board may authorize the payment to board members of a fixed fee and expenses for attendance at meetings of the board or any committee thereof. No such payments shall preclude any board member(s) from serving the corporation in any other capacity and receiving compensation therefore.

     Section 17. Discharge of Duties by Board. A board member shall discharge the duties of his/her position in good faith and with that degree of diligence, care and skill which an ordinarily prudent person would exercise under similar circumstances in a like position. In discharging those duties, a board member, when acting in good faith, may rely upon the opinion of counsel for the corporation, upon the report of an independent appraiser selected with reasonable care by the board, or upon financial statements of the corporation represented to be correct by the president or the officer of the corporation having charge of its books of account, or stated in a written report by an independent public or certified public accountant or tirm of such accountants fairly to reflect the financial condition of the corporation.

     Section 18. Presumption of Board memberss Concurrence in Absence of Dissent. A board member who is present at a meeting of the board, or a committee thereof which she/he is a member, at which an action is taken on a corporate matter, is presumed to have concurred in that action unless a dissent is entered in the minutes or unless a written dissent to the action is filed with the person acting as secretary of the meeting before or promptly after the adjournment. The right to dissent does not apply to a board member who voted in favor of the action. A board member who is absent from a meeting of the board, or a committee thereof of which she/he is a member, a which any such action is taken, is presumed to have concurred in the action unless a written dissent is filed with the secretary of the corporation within a reasonable time after she/he had knowledge of the action.

                                   ARTICLE IV

COMMITTEES

     Section 1. Committees. The board may designate one or more committees, each committee to consist of one or more of the board members of the corporation. The board may designate one or more board members as alternate members at a meeting of the committee. A committee, and each member, shall serve at the pleasure of the board.

     Section 2. Powers. A committee may exercise all powers and authority of the board in management of the business affairs of the corporation. However, such a committee does not have the power of authority to (a) amend the articles of incorporation; (b) adopt an agreement of merger or consolidation; (c) recommend to shareholders/members the sale, lease or exchange of all or substantially all of the corporations property and assets (d) recommend to shareholders/members a dissolution of the corporation or revocation of a dissolution; (e) amend the bylaws of the corporation; (f) fill vacancies in the board; or (g) fix compensation of the board for serving on the board or on a committee. Between its regular meetings, the board may delegate any of its powers and duties to the executive committees. The executive committee shall meet informally, as needed in the operation of the corporation.

                                   ARTICLE V

OFFICERS

     Section 1. Number and Election. The officers of the corporation shall consist of a president, vice-president and secretary- treasurer, and such other officers and may determined by the board. The board shall elect or appoint the officers. Two or more offices may be held by the same person, but an officer shall not execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law or the articles or bylaws to be executed, acknowledged, or verified by two or more officers.

     Section 2. Term of Office. An officer elected or appointed as herein provided, shall hold office for the term elected or appointed and until a successor is elected or appointed and qualified, or until that officer resigns or is removed.


     Section 3. Resignation, Removal and Suspension. An officer elected or appointed by the board may be removed by the board with or without cause. An officer elected by the shareholders/members may be removed, with or without cause, only by vote of the shareholders/members, but the authority to act as an officer may be suspended by the board for cause. The removal of an officer shall be without prejudice to any contractual rights. The election or appointment of an officer, does not create contractual rights. An officer may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or at a subsequent time specified in the notice of resignation.

     Section 4. Vacancies. Any vacancy occurring in any office of the corporation shall be filed for the unexpired term in the manner prescribed in Article V, Section 1 of these Bylaws for the regular election or appointment to such office.

     Section 5. Duties of Officers. An officer, as between that officer and other officers and the corporation, has such authority and shall perform such duties in the management of the corporation as may be provided in these bylaws. An officer shall discharge the duties of his/her position in good faith and with that degree of diligence, care, and skill which an ordinarily prudent person would exercise under similar circumstances ina like position. In discharging those duties, an officer, when acting in good faith, may rely upon the opinion of counsel for the corporation, upon the report of an independent appraiser selected with reasonable care by the board, or upon financial statements of the corporation represented to be correct by the president or the officer of the corporation who has charge of its books of account, or stated in a written report by such an independent public accountant or certified public accountant or firm of such accountants fairly to reflect the financial condition of the corporation.

     Section 6. The President. The president shall be the chief executive officer of the corporation and, subject to the direction and under the supervision of the board, shall have general charge of the business, affairs and property of the corporation, and control over its officers, agents and employees. The president shall preside at all meetings of the shareholders/members and of the board when present. The president shall, in general, perform all duties and have all powers incident to the office of president and shall perform such other duties and have such other powers as, from time to time, may be assigned by these Bylaws or by the board.

     Section 7. The Vice-President. At the request of the president or in the event of his/her absence or disability, the vice president, designated by the board, shall have all the powers of, and be subject to all the restrictions upon, the president. Any vice president shall perform such other duties and have such other powers as, from time to time, may be assigned by these Bylaws, the board, or the president.


     Section 8. The Secretary-Treasurer. The secretary-treasurer shall keep the minutes of the proceedings of the shareholders/members and of the board in one or more books to be kept for that purpose. The secretary-treasurer shall have custody of the seal of the corporation and shall have authority to cause such seal to be affixed to, or impressed, or otherwise reproduced upon all documents, the execution and delivery of which, on behalf of the corporation, shall have been duly authorized. The secretary shall sign the certificates for all shares of the corporation. The secretary shall, in general, perform all duties and have ll powers incident to the office of secretary-treasurer and shall perform such other duties and have such other powers as may, from time to time, be assigned by these bylaws, the board, or the president. The secretary-treasurer shall give all notices required by the articles or Bylaws. The secretary-treasurer shall have custody of all  books,  records,  and  papers  of the  company,  except  those  in the
     possession   of  some  other   person   authorized   by  the   board.   The
     secretary-treasurer   shall  have  custody  of  the  corporate   funds  and
     securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation. The secretary-treasurer shall cause all moneys and other valuable effects to be deposited in the name and to the credit of the corporation in such depositories as may be designated by the board. The secretary - treasurer shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements, and shall render to the president and the board, whenever requested, an account of all transactions as secretary-treasurer and of the financial condition of the corporation.

                                   ARTICLE VI

CONTRACTS

     Section 1. Common Boardship, Officership or Interest. A contract or other transaction between the corporation and one or more of its board members or officers, or between the corporation and a domestic or foreign corporation, firm, or association of any type or kind, in which one or more of its board members or officers are board members or officers, or are otherwise interested, is not void or voidable solely because of such common boardship, officership or interest. Neither is such contract or transaction void solely because such board members are present at the meeting of the board or committee thereof which authorizes or approves the contract or transaction, or solely because their votes are counted for such, if any one of the following conditions is satisfied: (a) the contract or other transaction is fair and reasonable to the corporation when it is authorized, approved, or ratified; (b) the material facts as to the board members or officers relationship or interest, and as to the contract or transaction, are disclosed or known to the board or committee and the board or committee authorizes, approves, or ratifies the contract or transaction by a vote sufficient for the purpose, without counting the vote of any common or interested board member; (c) The material facts as to the board members or officers relationship or interest, and as to the contract or transaction, are disclosed or known to the board or committee and the board or committee authorizes, approves, or ratifies the contract or transaction by a vote sufficient for the purpose, without counting the vote of any common or interested board member; (d) The material facts as to the board members or officers relationship or interest, and as to the contract or transaction, are disclosed or known to the shareholders/members and they authorize, approve, or ratify the contract or transaction.

     Section 2. Burden of Establishing Contracts Validity. When the validity of a contract is questioned, the burden of establishing its validity, on any of the grounds prescribed in that section, is upon the director, officer, corporation, firm, or association asserting its validity.

     Section 3. Counting Interested Board members in Quorum. Common or interested board members may be counted in determining the presence of a quorum at a board or committee meeting at which a contract or transaction, is authorized, approved, or ratified.

     Section 4. Compensating the Board for Services. The board, by affirmative vote of a majority of board members in office and irrespective of any personal interest of any of them, may establish reasonable compensation of the board for services to the corporation as board members or officers, but approval of the shareholders/members is not required unless Florida law otherwise specifies.

     Section 5.  Corporate  Loan,  Guarantee or  Assistance  for its Officers or
     Employees. The corporation may lend money to, or guarantee an obligation of, or otherwise assist an officer or employee of the corporation or to its subsidiary, including an officer or employee who is a board member of the corporation or its subsidiary, whe, in the judgment of the board, the loan, guaranty, or assistance reasonably may be expected to benefit the corporation. The loan, guaranty or assistance may be with or without interest, and may be secured, or unsecured in such manner as the board approves, including, without limitation, a pledge of shares of stock of the corporation. Noting in this section shall be deemed to deny, limit, or restrict the powers of guaranty or warranty of a corporation at common law or under any statute.

                                  ARTICLE VII

INDEMNIFICATION OF CORPORATE AGENTS

     Section 1. Proceedings Against Corporate Agents. The corporation shall have power to indemnify any person who was or is a party to, or is threatened to be made a party to, any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a board member, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a board member, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification shall be against expenses (including attorneys fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred in connection with such action, suit, or proceeding. The corporation shall have the power to indemnify the board member, officer, employee, or agent of the corporation, only if she/he acted in good faith and in a manner she/he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders/members, and with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceedings by judgment, order settlement, conviction, or upon a plea of nolo contendere or its equivalent, of itself shall not crease a presumption that the person did not act in good faith and in a matter which she/he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders/members, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his/her conduct was unlawful.

     Section 2. Proceedings by or in the Right of the Corporation. The Corporation shall have power to indemnify any person who was or is a party to, or is threatened to be made a party to, any threatened, pending, or completed action or suit by or in the right of, the corporation to procure a judgment in its favor by reason of the fact that the person is or was a board member, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a board member, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. The indemnification shall be against expenses (including attorneys fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit. The corporation shall have the power to indemnify any person only if that person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation or its shareholders/members. However, no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of a duty to the corporation unless, and only to the extent that, the court in which such action or suit as brought shall determine upon application that, despite the adjudication of liability, though in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     Section 3. Corporate Agent Successful in Proceeding. To the extent that a board member, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding, referred to above, or in defense of any claim, issue, or matter therein, that person shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred.

     Section 4. Determination that Indemnification is Proper. Unless ordered by a court, any indemnification shall be made by the corporation only as authorized in the specific area upon a determination that indemnification of the board member, officer, employee, or agent is proper in the circumstances because that person has met the applicable standard of conduct. Such determination shall be made in either of the following ways:
     (a) by the board upon a majority vote of a quorum consisting of board members who were not parties to such action, suit, or, proceeding; or, (b) if such quorum is not obtainable, or even if obtainable, a quorum of disinterested board members so directs, by independent legal counsel in a written opinion, or, (c) by the shareholders/members.

     Section 5. Expenses Payable in Advance. Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the board member, officer, employee, or agent to repay such amount, unless it ultimately shall be determined that the person is entitled to be indemnified by the corporation.


     Section 6. Rights Not Exclusive. Further provisions may be made to indemnify directions or officers in any action, suit, or proceeding whether contained in the articles, bylaws, a resolution of shareholders/members or board members, an agreement or otherwise.


     Section 7. Liability Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a board member, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a board member, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against that person and incurred by that person in any such capacity or arising out of that persons status as such, whether or not the corporation would have power to indemnify that person against liability.

     Section 8. Constituent Corporations. References to the corporation include all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a board member, officer, employee, or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a board member, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position with respect to the resulting or surviving corporation in the same capacity.

                                  ARTICLE VII

CAPITAL SHARES

     Section 1. Share Certificates. The shares of the corporation shall be represented by certificates signed by the chairperson of the board, vice chairperson of the board, president, or a vice president and by the secretary-treasurer, of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar, other than the corporation itself or its employee. In case an officer who has signed, or whose facsimile signature has been placed upon, a certificate ceases to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if she/he were such an officer on the date of issue

     Section 2. Contents of Share Certificates. A certificate representing shares shall be numbered consecutively and state upon its face: (a) that the corporation is formed under the laws of the State of Florida; (b) the name of the person to whom issued; (c) the number and class of shares, and the designation of each share represented by the certificate or a statement that the shares are without par value. A certificate representing shares issued by a corporation, which is authorized to issue shares of more than one class, shall set forth on its face or back or state that the corporation will furnish to a shareholder/member, upon request and without charge, a full statement of the designation, relative rights, preferences, and limitations of the shares of each class designation, relative rights, preferences, and limitations of the shares of each class authorized to be issued, and if the corporation is authorized to issue any class of share in series, the designation, relative rights, preferences, and limitation of each series, so far as the same have been prescribed, and the authority of the board to designate and prescribe the relative rights, preferences, and limitations of other series.

     Section 3. Consideration for Issuance of Shares. Shares having a par value may be issued for a consideration, not less than the par value thereof, fixed by the board. Shares without par value may be issued for a consideration fixed by the shareholders/members and may be disposed of by the corporation for a consideration fixed by the board.

     Section 4. Fractional Shares and Alternatives. The corporation may issue certificates for fractions of a share where necessary to effect share transfers, share distribution or a reclassification, merger, consolidation, or reorganization, which shall entitled the holders, in proportion to their fractional holdings, to exercise voting rights, receive dividends, and participate in liquidating distribution. As an alternative, the corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive the fractions are determined. As an alternative, the corporation may use scrip in registered or bearer form over the manual or facsimile signature of an officer of the corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any right of a shareholder/member, except as therein provided. The scrip may be subject to the condition that the shares for which the scrip is exchangeable may be sold by the corporation and the proceeds distributed to the holders of the scrip, or subject to any other condition which the board may determine. The corporation may provide reasonable opportunity for persons entitled to fractions of a share or scrip to sell them or to purchase additional fractions of a share or scrip needed to acquire a full share.

     Section 5. Lost or Destroyed Certificates. The corporation may issue a new certificate for shares or fractional shares in place of a certificate previously issued by it, alleged to have been lost or destroyed, and the board may require the owner of the lost or destroyed certificate, or that persons legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged lost or destroyed certificate or the issuance of such a new certificate.

     Section 6. Transfer of Shares. Shares of stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by the holders attorney, duly authorized in writing, upon surrender to the corporation of the certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps, where applicable. In that event, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction on its books.

     Section 7. Restrictions on Transfers or Registrations of Transfer of Bonds or Shares. The following restrictions are place on the transfer or registration of transfer of a bond or share of a corporation, namely common shares may not be offered, transferred, sold, given, assigned or devised to any nonshareholder in this corporation without such shares having first been offered to the present shareholders and/or corporation, in writing, for a period of not less than 90 calendar days immediately preceding such offer, transfer, sale, gift, assignment or devise and the present shareholders and/or corporation having refused to purchase such shares in writing, at their ten fair market value and notwithstanding the foregoing, such transfer, offer, sale, gift, assignment or devise may be made only to a person or persons approved by the board of directors it being understood that such approval is necessary because of the limited number of shareholders in this closely held corporation and each shareholders intense involvement in the affairs of same. Any restriction(s) is not binding with respect to bonds or shares issued before adoption of the restriction unless the holders are parties to an agreement or voted in favor of the restriction. A written restriction on the transfer or registration of transfer of a bond, or share of the corporation, must be noted conspicuously on the instrument.

     Section 8. Rights of Corporation with Respect to Registered Owners. Prior to the surrender to the corporation of the certificates for shares of stock with respect to recording the transfer of such shares, the corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise the rights and powers of an owner.

     Section 9. Transfer Agents and Registrars. The board may make such rules and regulations as it may deem expedient concerning the issuance and transfer of certificates for shares of the stock of the corporation and may appoint transfer agents or registrars of both, and may require all certificates of stock to bear the signature of either, or both. Nothing herein shall be construed to prohibit the corporation from acting as its own transfer agent at any of its offices.

                                   ARTICLE IX

DIVIDEND

     Section 1. Sources of Dividends. Dividends may be declared or paid and other distributions may be made out of surplus only.


     Section 2. Disclosure of Sources. A dividend paid or any other distribution made, in any part, from sources other than earned surplus, shall be accompanied by a written notice which either (a) discloses the amounts by which the dividend or distribution affects stated capital, capital surplus, and earned surplus, or (b) if such amounts are not determinable at the time of the notice, which discloses the approximate effect of the dividend or distribution upon stated capital, capital surplus, and earned surplus and further states that the amounts are not yet determinable.

     Section 3. Manner of Payment. By action of the board, the corporation may declare and pay dividends or make other distributions in cash, its bonds, or its property, including the shares or bonds of other corporations on its outstanding shares, except when currently the corporation is insolvent or would thereby be made insolvent, or when the declaration, payment, or distribution would be contrary to any restriction contained in the articles.

     Section 4. Receipt of Unauthorized Dividends. A shareholder/member who accepts or receives dividend or distribution, with knowledge of facts indicating it is not authorized, is liable to the corporation in the amounts accepted or received.

                                   ARTICLE X

GENERAL PROVISIONS

     Section 1. Corporate Books, Records, Minutes. The corporation shall keep books and records or account and minutes of the proceedings of its shareholders/members, board, and executive committee, if any. The books, records and minutes may be kept outside of the State of Florida. The corporation shall keep at its registered office, or at the office of its transfer agent within or without the State of Florida, records containing the names and addresses of all shareholders/members, the number, class and series of shares held by each and the dates when they respectively became holders of record. Any of such books, records, or minutes may be in written form or in any other form capable of being converted in written form within a reasonable time. The corporation shall convert into written form, without charge, any such record not in such form, upon written request of a person entitled to inspect them.

     Section 2. Shares of Other Corporation. Shares standing in the name of another domestic or foreign corporation may be voted by an officer or agent, or by proxy appointed by an officer or agent.

     Section 3. Sureties and Bonds. If the board requires, any officer, employee, or agent of the corporation shall execute to the corporation a bond in such sum, and with such surety or sureties, as the board may direct, conditioned upon the faithful performance of the persons duties to the corporation, including responsibility for negligence and for the accounting of all property, funds, or securities, of the corporation which may come into that persons hands.

     Section 4. Corporate Seal. The corporation shall have the power, in furtherance of its corporate purposes, to have a corporate seal, and alter the seal, and use it by causing it or a facsimile to be affixed, impressed or reproduced in any other manner. The corporate seal shall be in the form of a circle and shall bear the name of the corporation, the year of its incorporation, and indicate its formation under the laws of the state of Florida.

     Section 5. Fiscal Year. Subject to applicable law, the fiscal year shall be fixed by the board.

                                   ARTICLE XI

AMENDING OR REPEALING BYLAWS

     Section 1. Power to Amend or Repeal. The power to amend or repeal the bylaws or adopt new bylaws is available to the shareholders/members or the board.

     Section   2.   By    Shareholders/Members.    Any   bylaw   made   by   the
     shareholders/members shall te approved by the appropriate number of votes as prescribed in Article II, Section 11, of these Bylaws.

     Section 3. By the Board, Amendment of the bylaws by the board requires a vote of not less than a majority.

                                  ARTICLE XII

AMENDMENT AND RESTATEMENT OF ARTICLES OF INCORPORATION

     Section 1. General Power of Amendment. The corporation may amend its articles of incorporation if the amendment contains only such provisions as might lawfully be contained in the original articles of incorporation filed at the time when the amendment is approved.

     Section 2. Power of Shareholders to Amend Articles. Except as otherwise provided in the Act, amendments of the articles of incorporation shall be approved by the shareholders/members. Notice of a meeting, setting forth the proposed amendment or a summary of the changes to be effected thereby, shall be given to each shareholder/member of record entitled to vote thereon within the time and in the manner provided in Article II, Section 2 of these Bylaws. Any number of amendments may be acted upon at one meeting.

     Section 3. Required Vote. At the meeting a vote of shareholders/members, entitled to vote thereon, shall be taken on the proposed amendment. The proposed amendment shall be adopted upon receiving the affirmative vote of a majority of the outstanding shares entitled to vote thereon.